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                                                                    EXHIBIT 11.2

                 TENET HEALTHCARE CORPORATION AND SUBSIDIARIES
           STATEMENT RE: COMPUTATION OF PRO FORMA PER SHARE EARNINGS*


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                                                                                                 YEAR ENDED
                                                                                                MAY 31, 1995
                                                                                          ------------------------
                                                                                           (AMOUNTS IN THOUSANDS,
                                                                                              EXCEPT PER SHARE
                                                                                                  AMOUNTS)
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FOR PRIMARY EARNINGS PER SHARE
Shares outstanding at beginning of period...............................................             166,081
Shares issued in connection with the Merger.............................................              33,157
Shares issued upon exercise of stock options............................................                 311
Dilutive effect of outstanding stock options............................................               2,067
                                                                                                    --------
Weighted average number of shares and share equivalents outstanding.....................             201,616
                                                                                                    --------
                                                                                                    --------
Income from continuing operations.......................................................        $    226,400
                                                                                                    --------
                                                                                                    --------
Earnings per share from continuing operations before cumulative effect of a change in
 accounting principle...................................................................        $       1.12
                                                                                                    --------
                                                                                                    --------

FOR FULLY DILUTED EARNINGS PER SHARE
Weighted average number of shares used in primary calculation...........................             201,616
Additional dilutive effect of stock options.............................................                 203
Assumed conversion of dilutive convertible debentures...................................              13,119
                                                                                                    --------
Fully diluted weighted average number of shares.........................................             214,938
                                                                                                    --------
                                                                                                    --------
Income from continuing operations used in primary calculation...........................        $    226,400
Adjustments for interest expense, contractual allowances and income taxes...............               7,547
                                                                                                    --------
Adjusted income from continuing operations used in fully diluted calculation............        $    233,947
                                                                                                    --------
                                                                                                    --------
Earnings per share from continuing operations before cumulative effect of a change in
 accounting principle...................................................................        $       1.09
                                                                                                    --------
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*All  shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.
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